U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2019

SIERRA GOLD CORP.
(Exact name of small business issuer as specified in its charter)

Wyoming	000-26921	86-0885924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

387 Corona St., Suite 555, Denver, CO 80218

 (Address of principal executive offices)

(720) 442-7000

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sierra Gold Corp. is referred to herein as “we”, “our” or “us”.

Item 5.01 Changes in Control of Registrant

In a private sale, National Storm Recovery LLC (“National Storm”) has acquired 90 shares of our Preferred Series A shares, which constitutes approximately 90% of our outstanding voting securities. Accordingly, National Storm has obtained voting control over us.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

On June 11, 2019, our Board of Directors unanimously appointed Anthony Raynor as our Principal Executive Officer/Director and /Chief Financial Officer/Chief Accounting Officer. Simultaneously, on June 11, 2019, Robert Stevens resigned as our Principal Executive Officer/Director, Principal Financial Officer/Principal Accounting Officer. Robert Stevens’ resignations were not due to any disagreement with us, our management or our Board of Directors on any matter relating to our operations, policies or practices.

Tony Raynor

Tony Raynor has been our Chief Executive Officer/Chief Financial Officer/Chief Accounting Officer/Director since June 11, 2019. From September 2017 to present, Tony Raynor has been the Director of Operations of National Storm Recovery, LLC d/b/a Central Florida Arborcare, a storm recovery, tree service, tree debris collection, mulch manufacturer, land clearing and green waste processing facility operator company.  From 2013 to 2017, Tony Raynor was the partial owner of Raynor Shine Services, LLC, a storm recovery, tree debris collection, land clearing, and green waste processing facility company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA GOLD CORP (formerly VIKING EXPLORATION INC)
(Registrant)

Dated: June 13, 2019	By:	/s/ Tony Raynor
Tony Raynor, Sole Officer and Director

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